Exhibit 31.4

Certification of Principal Financial Officer

Pursuant to Exchange Act Rule 13a-14(a)/15d-14(a)

Under the Securities Exchange Act of 1934, as Amended

as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Stanley Mbugua, certify that:

1.	I have reviewed this Amendment No 1 to the annual report on Form 10-K for the year ended June 30, 2023 of Presto Automation Inc.; and
2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: October 12, 2023	/s/ Stanley Mbugua
Stanley Mbugua
Principal Financial Officer
(Principal Financial Officer and Accounting Officer)